DHI Group, Inc. Reports Fourth Quarter and Full Year 2018 Earnings Results
Reaches Inflection Point in Ongoing Tech-Focused Revenues

NEW YORK, New York February 7, 2019 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), today announced the following results for the fourth quarter ended December 31, 2018:

▪	Revenues were $38.0 million; Ongoing tech-focused revenues[1] were unchanged year over year for the first time in nearly 3 years

▪	Net income was $2.9 million, or $0.06 per diluted share

▪	Cash flow from operations of $6.2 million; Adjusted EBITDA[2] was $8.3 million and Adjusted EBITDA margin[2] was 22%

"We ended 2018 with strong momentum, reaching an important inflection point in our business," said Art Zeile, President and Chief Executive Officer of the Company. “We stabilized our ongoing tech-focused revenues1, improved our profitability and made significant progress in delivering against our tech-focused strategy. We put in place a strong, execution-oriented management team and began implementing a culture of customer-focused innovation. We are well positioned to achieve our 2019 strategic growth plan."

Quarterly Financial Highlights

•	Ongoing tech-focused revenues[1] of $38.0 million were unchanged year over year

•	Dice[3] revenues were $24.0 million, down 4% compared to the prior year period, the third sequential quarter in which this decrease narrowed

•	eFinancialCareers revenues were $8.3 million, 2% higher versus the prior year period, excluding foreign exchange

•	ClearanceJobs revenues were $5.7 million, 22% higher year over year, the twelfth consecutive quarter of at least 20% year over year revenue growth

•	Improved metrics for Dice recruitment package customers

▪	6,200 customers, 4% lower year over year, but unchanged sequentially for the third consecutive quarter, achieving stability for the first time in several years

▪	Quarterly customer renewal rate of 67%, revenue renewal rate of 78% and monthly revenue per recruitment customer of $1,129

▪	Debt outstanding was $18 million as of December 31, 2018, a 57% decrease year over year

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
3 Includes Dice U.S. and Targeted Job Fairs.

"We are very pleased with the progress we made in delivering against our financial priorities in 2018, particularly the turning point reached in our ongoing tech-focused revenues1," said Luc Gregoire, Chief Financial Officer. "Our efficiency initiatives also drove improved margins over the past few quarters, even as we invested in our business. We are seeing this positive momentum carry into 2019, where we expect to pivot to top-line growth and improved profitability."
Quarterly Business Highlights
Dice

▪	Completed migration of 76% of Dice customers to TalentSearch with Intellisearch, with positive feedback and a double digit increase in usage.
ClearanceJobs

▪
Launched Next Generation, a new platform that helps recruiters source and engage cleared talent quickly through sophisticated technology and communications tools. Next Generation includes large-scale improvements to user workflows, a fully re-designed messenger app that includes live chat and deeper integration of ClearanceJobs Voice.

▪
Continued to outperform all financial and operational goals, as well as hitting a new record for job postings and candidate connections in the fourth quarter. A key driver of ClearanceJobs' success is its unique user experience with high levels of interaction, which doesn't exist anywhere else in the market for connecting specialized, hard-to-find and skilled talent to employers.

eFinancialCareers

▪
Made solid progress with its Matchback program. This program works with bank human resource leaders to directly tie the hires they make to applications processed on eFinancialCareers' platform.  For example, the eFinancialCareers team demonstrated to a Global 500 bank that eFinancialCareers had sourced 1,352 hires to the bank in eighteen months, saving the equivalent of $30 million in search fees.

Summary Financial Results
($ in millions, except per share data)

	Q4 2018	Q4 2017	Change	Fx Impact
Revenues
Tech-focused(1)	$38.0	$39.8	(4)%	$(0.2)
Healthcare (2)	—	4.6	n.m.	—
Corporate & Other (2)	—	6.5	n.m.	—
Total Revenues	$38.0	$50.9	(25)%	$(0.2)
Net Income	$2.9	$11.8	(75)%
Diluted earnings per share	$0.06	$0.24	(75)%
Net cash flows from operating activities	$6.2	$7.2	(14)%

	YTD 2018	YTD 2017	Change	Fx Impact
Revenues
Tech-focused(1)	$152.3	$158.4	(4)%	$1.1
Healthcare (2)	—	24.4	n.m.	—
Corporate & Other (2)	9.3	25.2	(63)%	—
Total Revenues	$161.6	$208.0	(22)%	$1.1
Net Income	$7.2	$16.0	(55)%
Diluted earnings per share	$0.14	$0.33	(58)%
Net cash flows from operating activities	$14.9	$34.4	(57)%

	Adjusted Revenues (3) (4)			Adjusted EBITDA (3) (4)		Margin
Non-GAAP (3) (4)	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017	Q4 2018	Q4 2017
Tech-focused(1)	$38.0	$39.8	(4)%	$10.8	$10.7	28%	27%
Corporate and other(2)	—	—	—%	(2.5)	(3.1)	n.m.	n.m.
Total	$38.0	$39.8	(4)%	$8.3	$7.6	22%	19%

	Adjusted Revenues (3) (4)			Adjusted EBITDA (3) (4)		Margin
Non-GAAP (3) (4)	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	YTD 2018	YTD 2017
Tech-focused(1)	$152.3	$158.4	(4)%	$42.4	$50.0	28%	32%
Corporate and other(2)	—	0.1	—%	(10.4)	(13.1)	n.m.	n.m.
Total	$152.3	$158.5	(4)%	$32.0	$37.0	21%	23%

(1) Dice Europe ceased operations on August 31, 2018, causing revenue declines for Q4 2018 and FY 2018 of $1.7 million and $4.1 million, respectively. See revenue detail table at the end of the release.

(2) Health eCareers was sold on December 4, 2017, majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

(3) See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
(4) Reconciliations of Revenues to Adjusted Revenues and Net Income, Operating Income, and Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

Revenues
Revenues were $38.0 million for the 2018 fourth quarter, 25% lower year over year. This decrease was attributable to the divestitures of the Company’s non-tech businesses and the closure of Dice Europe.
Ongoing tech-focused revenues1 were unchanged year over year, due to a further narrowing of the rate of decline in Dice3 revenues, another quarter of record revenues in ClearanceJobs and modestly increased revenues in eFinancialCareers, excluding foreign exchange.

Operating Expenses
Operating expenses were $35.6 million for the fourth quarter, a $13.3 million, or 27%, year over year reduction, of which $10.6 million was attributable to the effect of the Company's divestitures of its non-core businesses and $1.7 million was attributable to Dice Europe. The remainder of the decrease was primarily driven by lower marketing and non-cash stock-based compensation expenses. These decreases were partially offset by increased general and administrative expenses, mainly due to consulting fees related to our expense reduction strategy.

Income Tax Expense

Income tax expense for the fourth quarter was a net benefit of $1.3 million, driven mainly by the reversal of $1.6 million of unrecognized tax benefits upon the conclusion of audits and the expiration of certain statutes of limitation.

Net Income

Net income for the fourth quarter was $2.9 million, or $0.06 per diluted share. This result includes the adverse effect of $2.4 million of disposition related and other costs, which was offset by beneficial income tax items in the quarter, including the unrecognized net tax benefit reversal described in the Income Tax Expense section above.

Operating Net Cash Flows

Operating net cash flows were $6.2 million for the fourth quarter, a decrease of $1.0 million year over year. This result was driven by a combination of lower income from the Company's tech-focused1 and divested businesses along with changes the Company made to its billing terms, partially offset by tighter vendor payment management.

Adjusted EBITDA and Adjusted EBITDA Margin2
Adjusted EBITDA2 excludes the effects of the Company’s divested businesses, disposition-related and other costs, and loss on sale of businesses from both the current and prior year periods. This presentation provides for better comparability of results.

Adjusted EBITDA2 for the quarter was $8.3 million for a margin2 of 22%, compared to $7.6 million and 19%, respectively, for the 2017 fourth quarter. The 2017 fourth quarter included the effect of Dice Europe, which had a negative impact on the margin.

Capital
Weighted average diluted shares outstanding in the fourth quarter was 49.5 million. In May 2018, the Company’s Board of Directors authorized a stock repurchase program that permits the purchase of up to $7 million of the Company's common stock. Under the plan, management has discretion in determining the conditions under which shares may be purchased. During the 2018 fourth quarter, the Company repurchased approximately 684,000 shares under this authorization, for a cumulative total of approximately 1.1 million shares since the repurchase program was authorized. The authorization will remain in effect until May 2019, unless terminated earlier by the Company, and approximately $5.0 million remains of the original authorization amount.
Repurchases will be made in accordance with applicable securities laws in the open market, in privately negotiated transactions or through other means. Depending on acquisition opportunities, market conditions and other factors, these repurchases may commence or cease from time to time without prior notice.
Business Outlook
Looking ahead, the Company believes that its ongoing tech-focused business1 will achieve modest year over year revenue growth beginning in the first half of 2019, which should improve as the year progresses. The Company further anticipates that Dice3 will turn to positive year over year revenue growth in the 2019 second half. This year, the Company expects to make further progress on rationalizing its expenses, while at the same time investing prudently for growth, which should enable the Company to maintain its current level of Adjusted EBITDA margin in the first half and gradually begin to increase its margin in the second half. The Company is unable to provide guidance for net income because it cannot reasonably assess the impact of stock-based compensation and income tax expense.

1Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
3 Includes Dice U.S. and Targeted Job Fairs.

Conference Call Information
Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer, will host a conference call today, February 7, 2019, at 8:30 a.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.
The call can be accessed by dialing +1-866-393-4306 (in the U.S.) or +1-734-385-2616 (outside the U.S.) and entering the conference ID 9369039 or asking to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, http://www.dhigroupinc.com and available for replay after the call ends.

Investor Contact
Arbor Advisory Group
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Director of Corporate Communications
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower technology professionals and organizations that hire them to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled technology professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets in North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measurements in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues
Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
The Company modified its definition of Adjusted EBITDA during the first quarter of 2018 to also exclude severance and retention costs related to dispositions or reorganizations of the Company, the prior operating results of divested businesses, and losses related to legal claims and fees that are unusual in nature or infrequent.  The Company changed its definition of Adjusted EBITDA to provide a more transparent and comparable view of its financial performance.  Accordingly, all prior periods presented have been recast to reflect the current definition.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income, revenue or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We undertake no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2018	2017	2018	2017

Revenues	$37,987	$50,936	$161,570	$207,950

Operating expenses:
Cost of revenues	4,014	7,293	18,344	29,974
Product development	4,401	5,754	20,212	24,984
Sales and marketing	13,093	20,870	59,721	80,508
General and administrative	9,577	9,970	37,589	40,749
Depreciation	2,125	2,049	9,280	9,752
Amortization of intangible assets	—	452	482	2,138
Impairment of fixed and intangible assets	—	—	—	2,226
Disposition related and other costs	2,405	2,510	7,619	4,746
Total operating expenses	35,615	48,898	153,247	195,077
Gain on (loss) sale of businesses, net	(66)	6,699	3,369	6,699
Proceeds from restitution award	—	3,293	—	3,293
Total other operating income	(66)	9,992	3,369	9,992
Operating income	2,306	12,030	11,692	22,865
Interest expense	(684)	(668)	(2,054)	(3,445)
Other income (expense)	6	(13)	(36)	(23)
Income before income taxes	1,628	11,349	9,602	19,397
Income tax (benefit) expense	(1,318)	(409)	2,428	3,419
Net income	$2,946	$11,758	$7,174	$15,978

Basic earnings per share	$0.06	$0.24	$0.15	$0.33
Diluted earnings per share	$0.06	$0.24	$0.14	$0.33

Weighted average basic shares outstanding	48,315	48,055	48,520	47,908
Weighted average diluted shares outstanding	49,547	48,400	49,605	48,230

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2018	2017	2018		2017
Cash flows from operating activities:
Net income	$2,946	$11,758	$7,174		$15,978
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,125	2,049	9,280		9,752
Amortization of intangible assets	—	452	482		2,138
Deferred income taxes	869	235	2,699		212
Amortization of deferred financing costs	196	48	342		690
Stock based compensation	1,244	2,333	6,606		8,608
Impairment of fixed and intangible assets	—	—	—		2,226
Change in accrual for unrecognized tax benefits	(1,561)	(2,012)	(1,179)		346
(Gain) loss on sale of businesses, net	66	(6,699)	(3,369)		(6,699)
Changes in operating assets and liabilities:
Accounts receivable	(3,825)	(8,631)	11,947		1,976
Prepaid expenses and other assets	50	(79)	1,759		(1,120)
Capitalized contract costs	(1,649)	—	(3,236)		—
Accounts payable and accrued expenses	5,923	1,811	1,743		1,659
Income taxes receivable/payable	49	1,488	(972)		(2,111)
Deferred revenue	(244)	4,486	(18,866)		712
Other, net	39	(9)	508		42
Net cash flows from operating activities	6,228	7,230	14,918		34,409
Cash flows from (used in) investing activities:
Cash received from sale of businesses, net	—	12,947	17,542		12,947
Purchases of fixed assets	(3,449)	(3,062)	(10,053)		(13,222)
Purchases of cost method investments	—	—	—	—	(500)
Net cash flows from (used in) investing activities	(3,449)	9,885	7,489		(775)
Cash flows used in financing activities:
Payments on long-term debt	(1,000)	(27,000)	(31,000)		(44,000)
Proceeds from long-term debt	2,000	—	7,000		—
Payments under stock repurchase plan	(1,149)	—	(1,977)		—
Proceeds from stock option exercises	—	—	—		403
Purchase of treasury stock related to vested restricted stock and performance stock units	(146)	(59)	(693)		(1,184)
Financing costs paid	(504)	—	(504)		—
Net cash flows used in financing activities	(799)	(27,059)	(27,174)		(44,781)
Effect of exchange rate changes	(167)	(74)	(829)		228
Net change in cash for the period	1,813	(10,018)	(5,596)		(10,919)
Cash, beginning of period	4,659	22,086	12,068		22,987
Cash, end of period	$6,472	$12,068	$6,472		$12,068

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2018	December 31, 2017
Current assets
Cash	$6,472	$12,068
Accounts receivable, net	22,850	38,769
Income taxes receivable	2,203	2,617
Prepaid and other current assets	7,330	5,086
Total current assets	38,855	58,540
Fixed assets, net	15,890	16,147
Acquired intangible assets, net	39,000	45,737
Capitalized contract costs	7,939	—
Goodwill	153,974	170,791
Deferred income taxes	136	469
Other assets	2,591	4,034
Total assets	$258,385	$295,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,030	$22,196
Deferred revenue	54,723	83,646
Income taxes payable	1,168	1,129
Total current liabilities	80,921	106,971
Long-term debt, net	17,288	41,450
Deferred income taxes	10,444	8,245
Deferred revenue	1,363	—
Income taxes payable	—	1,489
Unrecognized tax benefits	1,680	2,859
Other long-term liabilities	1,334	2,063
Total liabilities	113,030	163,077
Total stockholders’ equity	145,355	132,641
Total liabilities and stockholders’ equity	$258,385	$295,718

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2018 and 2017 and balance sheets as of December 31, 2018 and 2017 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended December 31,		For the year ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$2,946	$11,758	$7,174	$15,978
Interest expense	684	668	2,054	3,445
Income tax (benefit) expense	(1,318)	(409)	2,428	3,419
Depreciation	2,125	2,049	9,280	9,752
Amortization of intangible assets	—	452	482	2,138
Non-cash stock based compensation	1,244	2,333	6,606	8,608
Impairment of fixed assets	—	—	—	2,226
(Gain) loss on sale of businesses, net	66	(6,699)	(3,369)	(6,699)
Costs related to strategic alternatives process	—	—	—	807
Disposition related and other costs	2,405	2,510	7,619	4,746
Proceeds from restitution payment	—	(3,293)	—	(3,293)
Legal contingencies and fees	188	111	1,965	739
Divested businesses	—	(1,896)	(2,243)	(4,916)
Other	(6)	13	36	23
Adjusted EBITDA	$8,334	$7,597	$32,032	$36,973

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$6,228	$7,230	$14,918	$34,409
Interest expense	684	668	2,054	3,445
Amortization of deferred financing costs	(196)	(48)	(342)	(690)
Income tax (benefit) expense	(1,318)	(409)	2,428	3,419
Deferred income taxes	(869)	(235)	(2,699)	(212)
Change in unrecognized tax benefits	1,561	2,012	1,179	(346)
Change in accounts receivable	3,825	8,631	(11,947)	(1,976)
Change in deferred revenue	244	(4,486)	18,866	(712)
Costs related to strategic alternatives process	—	—	—	807
Disposition related and other costs	2,405	2,510	7,619	4,746
Proceeds from restitution payment	—	(3,293)	—	(3,293)
Legal contingencies and fees	188	111	1,965	739
Divested businesses	—	(1,896)	(2,243)	(4,916)
Changes in working capital and other	(4,418)	(3,198)	234	1,553
Adjusted EBITDA	$8,334	$7,597	$32,032	$36,973

Dice Recruitment Package Customers
Beginning of period	6,200	6,650	6,450	7,050
End of period	6,200	6,450	6,200	6,450

Average for the period (1)	6,200	6,550	6,200	6,700

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,129	$1,115	$1,119	$1,110

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended December 31, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$7,125	$—	$(4,819)	$2,306
Depreciation	2,110	—	15	2,125
Non-cash stock based compensation expense	620	—	624	1,244
Disposition related and other costs	964	—	1,441	2,405
Legal contingencies and fees	—	—	188	188
Loss on sale of businesses	—	—	66	66
Adjusted EBITDA	$10,819	$—	$(2,485)	$8,334

	For the three months ended December 31, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$7,762	$(228)	$4,496	$12,030
Depreciation	1,724	174	151	2,049
Amortization of intangible assets	24	109	319	452
Non-cash stock based compensation expense	795	(161)	1,699	2,333
Disposition related and other costs	367	423	1,720	2,510
Legal contingencies and fees	—	—	111	111
Divested businesses	—	(317)	(1,579)	(1,896)
Gain on sale of businesses	—	—	(6,699)	(6,699)
Proceeds from restitution payment	—	—	(3,293)	(3,293)
Adjusted EBITDA	$10,672	$—	$(3,075)	$7,597

	For the twelve months ended December 31, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$26,851	$—	$(15,159)	$11,692
Depreciation	8,942	—	338	9,280
Amortization of intangible assets	—	—	482	482
Non-cash stock based compensation expense	2,306	—	4,300	6,606
Disposition related and other costs	3,308	—	4,311	7,619
Legal contingencies and fees	1,000	—	965	1,965
Divested businesses	—	—	(2,243)	(2,243)
(Gain) Loss on sale of businesses	—	—	(3,369)	(3,369)
Adjusted EBITDA	$42,407	$—	$(10,375)	$32,032

	For the twelve months ended December 31, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$38,462	$(1,507)	$(14,090)	$22,865
Depreciation	6,868	1,625	1,259	9,752
Amortization of intangible assets	132	596	1,410	2,138
Non-cash stock based compensation expense	2,940	255	5,413	8,608
Impairment of fixed assets	—	—	2,226	2,226
Costs related to strategic alternatives process	—	—	807	807
Disposition related and other costs	1,641	741	2,364	4,746
Legal contingencies and fees	—	—	739	739
Divested businesses	—	(1,710)	(3,206)	(4,916)
Gain on sale of business	—	—	(6,699)	(6,699)
Proceeds from restitution payment	—	—	(3,293)	(3,293)
Adjusted EBITDA	$50,043	$—	$(13,070)	$36,973

	For the three months ended December 31, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$37,987	$—	$—	$37,987
Divested businesses	—	—	—	—
Adjusted Revenues	$37,987	$—	$—	$37,987

	For the three months ended December 31, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$39,760	$4,613	$6,563	$50,936
Divested businesses	—	(4,613)	(6,571)	(11,184)
Adjusted Revenues	$39,760	$—	$(8)	$39,752

	For the twelve months ended December 31, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$152,258	$—	$9,312	$161,570
Divested businesses	—	—	(9,312)	(9,312)
Adjusted Revenues	$152,258	$—	$—	$152,258

	For the twelve months ended December 31, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$158,398	$24,354	$25,198	$207,950
Divested businesses	—	(24,354)	(25,131)	(49,485)
Adjusted Revenues	$158,398	$—	$67	$158,465

Segment Definitions:
Tech-focused: Dice, Dice Europe (ceased operations on August 31, 2018), eFinancialCareers, ClearanceJobs, and Targeted Job Fairs.
Healthcare:[1] Health eCareers
Corporate & Other:[1] Hcareers, Rigzone, BioSpace, getTalent, and Corporate.

[1] Health eCareers was sold on December 4, 2017, majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)
	Revenue
	Q4 2018	Q4 2017	Change	$ Fx Impact
Dice (1)	$23,952	$24,930	(4)%	$—
eFinancialCareers	8,340	8,412	(1)%	(206)
ClearanceJobs	5,727	4,705	22%	—
Tech-focused, excluding Dice Europe	38,019	38,047	—%	(206)
Dice Europe (2)	(32)	1,713	(102)%	—
Tech-focused	37,987	39,760	(4)%	(206)
Healthcare (3)	—	4,613	n.m.	—
Hcareers (3)	—	3,488	n.m.	—
Rigzone (3)	—	1,856	n.m.	—
BioSpace (3)	—	1,227	n.m.	—
getTalent (4)	—	(8)	n.m.	—
Corporate & Other	—	6,563	n.m.	—
Total	$37,987	$50,936	(25)%	$(206)

	Revenue
	YTD 2018	YTD 2017	Change	$ Fx Impact
Dice (1)	$94,438	$101,471	(7)%	$—
eFinancialCareers	33,758	32,480	4%	904
ClearanceJobs	21,086	17,342	22%	—
Tech-focused, excluding Dice Europe	149,282	151,293	(1)%	904
Dice Europe (2)	2,976	7,105	(58)%	242
Tech-focused	152,258	158,398	(4)%	1,146
Healthcare (3)	—	24,354	n.m.	—
Hcareers (3)	5,329	14,368	(63)%	—
Rigzone (3)	3,771	7,171	(47)%	47
BioSpace (3)	212	3,592	(94)%	—
getTalent (4)	—	67	n.m.	—
Corporate & Other	9,312	25,198	(63)%	47
Total	$161,570	$207,950	(22)%	$1,193

(1) Includes Dice U.S. and Targeted Job Fairs
(2) Dice Europe ceased operations on August 31, 2018.
(3) Health eCareers was sold on December 4, 2017, majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

(4) getTalent discontinued in the third quarter of 2017.